As filed with the Securities and Exchange Commission on June 24, 1998
                                                     Registration No. 333-8851

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         _______________________________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        _______________________________

                          NORTH AMERICAN VACCINE, INC.
             (Exact name of registrant as specified in its charter)

       Canada                                98-0121241
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

                            12103 Indian Creek Court
                           Beltsville, Maryland 20705
                                 (301) 419-8400
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           Daniel J. Abdun-Nabi, Esq.
                      Senior Vice President - Legal Affairs
                               and General Counsel
                          North American Vaccine, Inc.
                            12103 Indian Creek Court
                           Beltsville, Maryland 20705
                                 (301) 419-8500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of correspondence to:
                           Thomas F. Cooney, III, Esq.
                           Sidney R. Smith, III, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                  Second Floor
                           Washington, D.C. 20036-1800

                                EXPLANATORY NOTE


      North American Vaccine, Inc. (the "Registrant") is filing this registration statement to de-register $46,175,000 in aggregate principal amount of 6.50% Convertible Subordinated Notes ("Notes") issued under an Indenture, dated May 7, 1996, between the Registrant and Marine Midland Bank, as Trustee (the "Trustee") and an indeterminate number of shares of the Registrant's no par value common stock ("Shares") issuable upon conversion of such Notes. The Registrant initially registered the Notes and an indeterminate number of Shares pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on November 1, 1996 ("Registration Statement"). The Company registered $86.25 million in aggregate principal amount of the Notes and an indeterminate number of Shares issuable upon conversion of the Notes for resale under the Registration Statement.

      The Company wishes to de-register the remaining Notes and Shares issuable thereunder as the Notes and the Shares became eligible for resale pursuant to Rule 144(k) of the Securities Act of 1933, as amended ("Securities Act"), on May 7, 1998.

















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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on June 24, 1998.

                                          NORTH AMERICAN VACCINE, INC.


                                          By:    /s/ Sharon Mates
                                                 -----------------
                                          Name:  Sharon Mates
                                          Title: President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons or by their designated attorney-in-fact in the capacities and on the dates indicated.


SIGNATURE                     TITLE                       DATE


/s/ Sharon Mates
------------------------      President                   June 24, 1998
Sharon Mates, Ph.D.


/s/ Lawrence J. Hineline
------------------------      Vice President-Finance      June 24, 1998
Lawrence J. Hineline


Majority of the Board of Directors


------------------------                                  June __, 1998
Francesco Bellini, Ph.D.*


------------------------
Alain Cousineau*                                          June __, 1998



------------------------
Jonathan Deitcher*                                        June __, 1998



------------------------
Denis Dionne*                                             June __, 1998



------------------------
Neil W. Flanzraich*                                       June __, 1998


------------------------
Phillip Frost, M.D.*                                      June __, 1998


------------------------
Lyle Kasprick*                                            June __, 1998


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




------------------------
Sharon Mates, Ph.D.                                       June __, 1998


------------------------
Francois Legault*                                         June __, 1998


------------------------
Gervais Dionne                                            June __, 1998


------------------------
Richard C. Pfenniger, Jr.*                                June __, 1998






*By:/s/ Sharon Mates
    -----------------------
    Sharon Mates, Ph.D, as
    attorney-in-fact






















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